Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-08837, 333-33231, 333-36071, 333-57488, 333-90104, 33-84116, 33-84118, 33-84120, 33-84122 and 33-84124) and Form S-3 (File Nos. 333-77399, 333-90102, 333-58110 and 33-70618) of Gateway, Inc. of our report dated January 30, 2004 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K. We also consent to the reference to us under the heading “Selected Consolidated Financial Data” in such Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Diego, California

February 25, 2004